Exhibit 13 under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K



                      THE STANDARD FIRE INSURANCE COMPANY
                           Federated Investors Tower
                      Pittsburgh, Pennsylvania  15222-3779







                                January 21, 1987


Fortress High Yield Tax-Free Fund, Inc.
Federated Investors Tower
Pittsburgh, Pennsylvania  15222-3779



Dear Sirs:

     The Standard Fire Insurance Company agrees to purchase 10,000 shares of Fortress High Yield Tax-Free Fund, Inc. at the cost of $10.00 each. These shares are purchased for investment purposes, and The Standard Fire Insurance Company has no present intention of redeeming these shares.

                              Very truly yours,

                              /s/ John A. Staley, IV
                              John A. Staley, IV